Exhibit 99.1

Customers Bancorp, Inc.
1015 Penn Avenue
Wyomissing, PA 19610
Contacts:
Jay Sidhu, Chairman & CEO 610-935-8693
Richard Ehst, President & COO 610-917-3263
Carla Leibold, CFO 484-923-8802
Sam Sidhu, Head of Corporate Development 212-843-2485

Customers Bancorp Reports Full Year 2019 Net Income up 13% Over Full Year 2018 and Fourth Quarter 2019 Net Income up 68% Over Fourth Quarter 2018

Record Q4 2019 GAAP Earnings up $10 million Over Q4 2018, and Core Earnings up $7 million
Year-end Assets Exceed $10 billion as CUBI Resumes Growth Strategy and
Reaffirms Target of $3 Core EPS for 2020 and Sets Goal of $6 Core EPS for 2025
•Q4 2019 GAAP Earnings Per Diluted Share of $0.75 and Q4 2019 Core Earnings Per Diluted Share of $0.76
•Q4 2019 Return on Average Assets of 0.97% up 37% Over Q4 2018 and Q4 2019 Pre-Tax and Pre-Provision Adjusted Return on Average Assets of 1.59% up 42% Over Q4 2018
•Q4 2019 Net Interest Margin Expands 6 Basis Points From Q3 2019 to 2.89%
•Customers Bank Business Banking Segment Q4 2019 Net Income Increases 27% Over Q4 2018. BankMobile Segment Moves From a Loss of $3.3 Million in Q4 2018 to a Profit of $1.7 Million in Q4 2019
•CUBI Stock Price up 31% in 2019, Trading at only 89% of Book Value and 91% of Tangible Book Value, and 8.4x the 2020 Consensus EPS Estimate of $2.84, at Year-end 2019

Wyomissing, PA, January 22, 2020 - Customers Bancorp, Inc. (NYSE: CUBI) the parent company of Customers Bank and its operating division BankMobile (collectively “Customers” or "CUBI"), today reported record fourth quarter 2019 ("Q4 2019") net income to common shareholders of $23.9 million, or $0.75 per diluted share, up from $23.5 million in third quarter 2019 ("Q3 2019") and $14.2 million in fourth quarter 2018 ("Q4 2018"). Core earnings for Q4 2019 totaled $24.3 million, or $0.76 per diluted share, up from $23.0 million in Q3 2019 and $17.0 million in Q4 2018 (non-GAAP measures). Q4 2019 core earnings per diluted share was up 43% over Q4 2018 core earnings per diluted share (non-GAAP measures). Net interest margin, tax equivalent ("NIM") (a non-GAAP measure), expanded 6 basis points during Q4 2019 to 2.89%. Full year 2019 ("FY 2019") net income to common shareholders was $64.9 million, or $2.05 per diluted share, up from full year 2018 ("FY 2018") net income to common shareholders of $57.2 million, or $1.78 per diluted share. Core earnings for FY 2019 totaled $71.2 million, or $2.25 per diluted share, compared to core earnings of $78.5 million, or $2.43 per diluted share, for FY 2018 (non-GAAP measures). FY 2019 NIM expanded 17 basis points to 2.75% from FY 2018 NIM of 2.58% (non-GAAP measures).

(Dollars in thousands, except earnings per share amounts)
	Net Income to Common Shareholders (GAAP)
	Q4 2019	EPS	Q4 2018	EPS	FY 2019	EPS	FY 2018	EPS
Customers Bank Business Banking	$22,218	$0.70	$17,521	$0.55	$69,751	$2.20	$70,698	$2.19
BankMobile	1,693	0.05	(3,274)	(0.10)	(4,883)	(0.15)	(13,462)	(0.42)
Consolidated	$23,911	$0.75	$14,247	$0.44	$64,868	$2.05	$57,236	$1.78

	Core Earnings (Non-GAAP Measure)
	Q4 2019	EPS	Q4 2018	EPS	FY 2019	EPS	FY 2018	EPS
Customers Bank Business Banking	$22,503	$0.71	$19,911	$0.62	$75,235	$2.38	$88,633	$2.75
BankMobile	1,769	0.06	(2,919)	(0.09)	(4,034)	(0.13)	(10,150)	(0.31)
Consolidated	$24,272	$0.76	$16,992	$0.53	$71,202	$2.25	$78,483	$2.43

•Total assets were $11.5 billion at December 31, 2019, compared to $11.7 billion at September 30, 2019 and $9.8 billion at December 31, 2018. Total assets at December 31, 2019 reflected a change in management's strategy to expand beyond $10 billion in assets during the quarter.
•Loan mix improved year-over-year, as commercial and industrial ("C&I") loans and leases, excluding commercial loans to mortgage companies, increased $487 million, or 26%. Commercial loans to mortgage companies increased $844 million, or 58%, year-over-year as the continued low interest rate environment resulted in a higher 2019 year-end balance than historically experienced. Other consumer loans increased $1.1 billion year-over-year. Multi-family loans decreased $893 million, or 27%, year-over-year, consistent with management's strategy to reduce its overall exposure in this loan portfolio.
•Total deposits increased $1.5 billion, or 21%, year-over-year, which included a $653 million, or 34%, increase in demand deposits.
•The BankMobile segment reported Q4 2019 GAAP earnings per diluted share of $0.05, an increase of $0.15 from a loss per diluted share of $(0.10) in Q4 2018 and the second consecutive quarter of segment profitability.
•NIM (a non-GAAP measure) expanded 6 basis points from Q3 2019 to 2.89% in Q4 2019 and up 32 basis points over Q4 2018; this marks our fifth consecutive quarter of NIM expansion from the trough of 2.47% reported in Q3 2018.
•Core earnings in Q4 2019 was impacted by a $0.8 million ($0.02 per diluted share) loss realized from the sale of non-qualifying ("non-QM") residential mortgage loans and a $0.3 million ($0.01 per diluted share) gain on investment securities.
•Core earnings in FY 2019 was impacted by a loss upon acquisition of interest-only GNMA securities of $7.5 million ($0.18 per diluted share), $2.3 million ($0.06 per diluted share) of gains on investment securities, $2 million ($0.05 per diluted share) of legal reserve accruals, a $0.8 million ($0.02 per diluted share) loss realized from the sale of non-QM residential mortgage loans and $0.5 million ($0.01 per diluted share) of severance expense.
•The return on average assets ("ROAA") was 0.97% in Q4 2019, up from 0.95% in Q3 2019 and 0.71% in Q4 2018. Core ROAA (a non-GAAP measure) was 0.98% in Q4 2019, up from 0.94% in Q3 2019 and 0.82% in Q4 2018.
•The pre-tax and pre-provision adjusted ROAA (a non-GAAP measure) for Q4 2019 was 1.59%, up from 1.38% in Q3 2019 and 1.12% in Q4 2018.

•The return on average common equity ("ROCE") was 11.58 % in Q4 2019 compared to 11.81% in Q3 2019 and up from 7.58% in Q4 2018. Core ROCE (a non-GAAP measure) was 11.76% in Q4 2019, up from 11.59% in Q3 2019 and 9.05% in Q4 2018.
•Asset quality remains strong. Non-performing loans were only 0.21% of total loans and leases at December 31, 2019 and reserves equaled 265% of non-performing loans. Net charge-offs were only $4.4 million, or 18 basis points of average total loans and leases on an annualized basis, during Q4 2019.
•Reflecting changes in loan mix, the provision for loan losses was $9.7 million in Q4 2019, compared to $4.4 million in Q3 2019 and $1.4 million in Q4 2018.
•Q4 2019 book value per common share was $26.66 and tangible book value per common share (a non-GAAP measure) was $26.17. Tangible book value per common share has increased at a compound annual growth rate of about 10% over the past five years.
•On December 9, 2019, Customers Bancorp completed a public offering of $74.8 million of its 15-year fixed rate 5.375% Subordinated Notes due 2034, which qualifies as Tier 2 capital. $50 million of the net proceeds from that offering were contributed to Customers Bank as qualifying Tier 1 capital.
•Based on the January 17, 2020 closing price of $22.56, Customers Bancorp common equity is trading at 0.86x tangible book value of $26.17 (a non-GAAP measure) and 7.9x the 2020 consensus EPS estimate of $2.84.

Jay Sidhu, CEO and Chairman of Customers Bancorp, Inc. stated, "We are pleased to report that we ended Q4 2019 with record earnings, superior asset quality, strong control in expenses, and our fifth consecutive quarter of net interest margin expansion, a reflection of improved loan mix, core deposit growth, disciplined pricing strategy and absolute focus on efficiency improvement and risk management. We are also excited that BankMobile attained profitability for the second consecutive quarter and its White Label banking strategy has already generated over $80 million of very low-cost deposits to Customers, a number that is expected to grow over time."

Status Report on Strategic Priorities Articulated at Analyst Day in October 2018

Improve Profitability: Target a 2.75% NIM by Q4 2019 and a 1.25% Core ROAA in 2-3 years

As stated during our 2018 Analysts Day in October 2018, Customers expects to remain focused on growing its core businesses, while improving margins, capital and profitability. Through favorable mix shifts in both assets and liabilities, while maintaining its superior credit quality culture and extreme focus on productivity improvement, Customers improved the overall quality of its balance sheet and deposit franchise, expanded its net interest margin, enhanced liquidity and remains relatively neutral to interest rate changes. The strategies articulated at the 2018 Analysts Day in October 2018 and subsequent 2019 progress are summarized below:

•
Target ROAA in top quartile of peer group, which we expect will equate to a ROAA of 1.25% or higher over the next 2-3 years. ROAA was 0.97% in Q4 2019, up significantly from Q4 2018 ROAA of 0.71%. The pre-tax and pre-provision adjusted ROAA (a non-GAAP measure) was 1.59% for Q4 2019, up from 1.12% in Q4 2018.

•
Achieve NIM expansion to 2.75% or greater by Q4 2019, with a full year 2019 NIM above 2.70%, through an expected shift in asset and funding mix. Actual results are materially better. NIM was 2.89% in Q4 2019, up from 2.83% in Q3 2019 and 2.57% in Q4 2018. FY 2019 NIM was 2.75%, up from FY 2018 NIM of 2.58%. Since Q3 2018, Customers effectively restructured its balance sheet resulting in NIM expansion of 42 basis points (non-GAAP measures).

•
BankMobile growth and maturity was expected with profitability achieved by year end 2019. BankMobile reached profitability in Q3 2019 and maintained profitability in Q4 2019. BankMobile is expected to remain profitable in 2020.

•	Expense control. Customers' efficiency ratio was 56.98% in Q4 2019, down from 61.58% in Q3 2019 and 69.99% in Q4 2018. Customers' efficiency ratio for FY 2019 was 65.15%, down from 65.35% for FY 2018.
•
Growth in core deposits and good quality higher-yielding loans. Demand Deposit Accounts ("DDAs") grew 34% year-over-year. Lower yielding multi-family loans decreased by $893 million, or 27%, year-over-year and were replaced by higher yielding C&I loans and leases and other consumer loans, which had net growth of $487 million and $1.1 billion year-over-year, respectively.

•
Maintain strong credit quality and superior risk management. Non-Performing Loans ("NPLs") were only 0.21% of total loans and leases at December 31, 2019. Reserves to NPLs at December 31, 2019 were 265%, an improvement from 147% at December 31, 2018. The Bank is relatively neutral to interest rate changes at December 31, 2019. We remain very focused on a strong Risk Management culture throughout the company.

•
Evaluate opportunities to redeem our preferred stock as it becomes callable. Redeeming all of the preferred stock as it becomes callable would result in an increase to our diluted earnings per share by approximately $0.46 annually. Customers will continue to analyze the best ways to execute this strategy over the next two years, subject to liquidity and capital needs.

Focus on Capital Allocation

The tangible common equity to tangible assets ratio (a non-GAAP measure) was 7.13% and the estimated common equity Tier 1 capital to risk-weighted assets ratio was 8.00% at December 31, 2019, while the leverage ratio was 9.26%. Capital ratios increased from Q3 2019. Customers Bancorp, Inc. also raised $74.8 million in 15-year fixed rate subordinated notes during Q4 2019, $50.0 million of which was contributed to Customers Bank as qualifying Tier 1 capital with the remaining net proceeds retained by Customers Bancorp increasing its liquidity position. Mr. Sidhu stated, "As capital builds, we will evaluate the best uses for our excess capital, which may include calling our preferred equity as it becomes callable, starting in 2020."

BankMobile Segment Update

BankMobile, a division of Customers Bank, operates a branchless digital bank offering low cost banking services to over two million Americans, with approximately 1.1 million active deposit customers. Customers reported in Q4 2018 that it expects to retain BankMobile for up to a 2-3 year period, but will regularly evaluate the best options for BankMobile.

BankMobile deposits averaged $543 million in Q4 2019, with an average cost of just 0.21%, and Q4 2019 revenues were $22.3 million and FY 2019 revenues were $86.4 million. The Q4 2019 segment earnings increased to $1.7 million, or $0.05 per diluted share, compared to a net loss of $3.3 million, or $(0.10) per diluted share in Q4 2018, principally due to an increase in net interest income, partially offset by an increase in provision for loan losses. BankMobile had its second consecutive quarter of profitability and is expected to remain profitable in 2020. "We remain in the investment mode for our white label and other unique Banking as a Service ("BaaS") strategic opportunities for BankMobile," stated Luvleen Sidhu, President and Chief Executive Officer of BankMobile. "The profitability improvement has come from increasing revenues from our student banking business while watching our expenses. We are very optimistic about our longer term opportunities to supplement this profitability and growth with continued expansion of our BaaS business," Luvleen Sidhu concluded. "Since Customers Bancorp, Inc. decided to cross the $10 billion asset mark at December 31, 2019, Customers will explore all strategic options for BankMobile in 2020," concluded Jay Sidhu, Customers Bancorp, Inc. CEO and Chairman.

Q4 2019 Overview
The following table presents a summary of key earnings and performance metrics for the quarter ended December 31, 2019, the preceding four quarters, and the twelve months ended December 31, 2019 and 2018, respectively:

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
EARNINGS SUMMARY - UNAUDITED

(Dollars in thousands, except per share data and stock price data)	Q4	Q3	Q2	Q1	Q4	Twelve Months Ended December 31,
	2019	2019	2019	2019	2018	2019	2018

GAAP Profitability Metrics:
Net income available to common shareholders	$23,911	$23,451	$5,681	$11,825	$14,247	$64,868	$57,236
Per share amounts:
Earnings per share - basic	$0.76	$0.75	$0.18	$0.38	$0.45	$2.08	$1.81
Earnings per share - diluted	$0.75	$0.74	$0.18	$0.38	$0.44	$2.05	$1.78
Book value per common share (1)	$26.66	$25.66	$24.80	$24.44	$23.85	$26.66	$23.85
CUBI stock price (1)	$23.81	$20.74	$21.00	$18.31	$18.20	$23.81	$18.20
CUBI stock price as % of book value (1)	89%	81%	85%	75%	76%	89%	76%
Average shares outstanding - basic	31,306,813	31,223,777	31,154,292	31,047,191	31,616,740	31,183,841	31,570,118
Average shares outstanding - diluted	31,876,341	31,644,728	31,625,741	31,482,867	32,051,030	31,646,216	32,233,098
Shares outstanding (1)	31,336,791	31,245,776	31,202,023	31,131,247	31,003,028	31,336,791	31,003,028
Return on average assets ("ROAA")	0.97%	0.95%	0.36%	0.64%	0.71%	0.74%	0.69%
Return on average common equity ("ROCE")	11.58%	11.81%	2.96%	6.38%	7.58%	8.30%	7.90%
Efficiency ratio	56.98%	61.58%	77.32%	68.32%	69.99%	65.15%	65.35%
Non-GAAP Profitability Metrics (2):
Core earnings	$24,272	$23,024	$12,083	$11,823	$16,992	$71,202	$78,483
Per share amounts:
Core earnings per share - diluted	$0.76	$0.73	$0.38	$0.38	$0.53	$2.25	$2.43
Tangible book value per common share (1)	$26.17	$25.16	$24.30	$23.92	$23.32	$26.17	$23.32
CUBI stock price as % of tangible book value (1)	91%	82%	86%	77%	78%	91%	78%
Net interest margin, tax equivalent	2.89%	2.83%	2.64%	2.59%	2.57%	2.75%	2.58%
Tangible common equity to tangible assets (1)	7.13%	6.71%	6.79%	7.35%	7.36%	7.13%	7.36%
Core ROAA	0.98%	0.94%	0.61%	0.64%	0.82%	0.80%	0.89%
Core ROCE	11.76%	11.59%	6.31%	6.38%	9.05%	9.11%	10.83%
Adjusted pre-tax pre-provision net income	$45,238	$39,178	$25,446	$25,036	$27,957	$134,895	$124,410
Adjusted ROAA - pre-tax and pre-provision	1.59%	1.38%	0.98%	1.04%	1.12%	1.26%	1.19%
Adjusted ROCE - pre-tax and pre-provision	20.16%	17.91%	11.39%	11.57%	12.96%	15.40%	15.18%
Core efficiency ratio	56.45%	59.51%	69.90%	68.32%	66.18%	62.96%	63.23%
Asset Quality:
Net charge-offs	$4,362	$1,761	$637	$1,060	$2,154	$7,821	$3,685
Annualized net charge-offs to average total loans and leases	0.18%	0.07%	0.03%	0.05%	0.10%	0.08%	0.04%
Non-performing loans ("NPLs") to total loans and leases (1)	0.21%	0.17%	0.15%	0.26%	0.32%	0.21%	0.32%
Reserves to NPLs (1)	264.67%	290.38%	330.36%	194.15%	147.16%	264.67%	147.16%
Regulatory Ratios (3):
Common equity Tier 1 capital to risk-weighted assets	8.00%	7.81%	8.04%	8.91%	8.96%	8.00%	8.96%
Tier 1 capital to risk-weighted assets	10.11%	9.95%	10.32%	11.47%	11.58%	10.11%	11.58%
Total capital to risk-weighted assets	12.21%	11.36%	11.76%	12.92%	13.00%	12.21%	13.00%
Tier 1 capital to average assets (leverage ratio)	9.26%	9.01%	9.51%	10.01%	9.66%	9.26%	9.66%

(1) Metric is a spot balance for the last day of each quarter presented.
(2) Non-GAAP measures exclude investment securities gains and losses, severance expense, merger and acquisition-related expenses, losses realized from the sale of lower-yielding multi-family loans, losses realized from the sale of non-QM residential mortgage loans, loss upon acquisition of interest-only GNMA securities, legal reserves and goodwill and intangible assets. These notable items are not included in Customers' disclosures of core earnings and other core profitability metrics. Please note that not each of the aforementioned adjustments affected the reported amount in each of the periods presented. Customers' reasons for the use of these non-GAAP measures and a detailed reconciliation between the non-GAAP measures and the comparable GAAP amounts are included at the end of this document.
(3) Regulatory capital ratios are estimated for Q4 2019.

Net Interest Income
FY 2019 net interest income was $277.3 million, up almost $20 million from $257.9 million for FY 2018. Net interest income totaled $77.6 million in Q4 2019, an increase of $1.9 million from Q3 2019, primarily due to an increase in the average balance of non-interest bearing deposits of about $150 million and a 16 basis point decline in the cost of interest-bearing liabilities. Compared to Q3 2019, total loan yields decreased 11 basis points to 4.68%. The cost of interest-bearing deposits in Q4 2019 decreased by 18 basis points due to two Federal Reserve interest rate cuts in September 2019 and October 2019. Borrowing costs increased 5 basis points to 2.91% due to the issuance of $25 million in five-year 4.5% senior notes in September 2019 and $74.8 million in 15-year 5.375% subordinated notes in December 2019, partially offset by two Federal Reserve interest rate cuts in September 2019 and October 2019.
Q4 2019 net interest income increased $16.1 million from Q4 2018, primarily due to 32 basis points of NIM (a non-GAAP measure) expansion and a $1.2 billion increase in average interest-earning assets. Compared to Q4 2018, total loan yields increased 31 basis points to 4.68%. Given Federal Reserve interest rate hikes in 2018 and interest rate cuts in the second half of 2019, the cost of interest-bearing liabilities remained flat at 2.17%.
Total loans and leases increased $1.5 billion, or 17.6%, to $10.1 billion at December 31, 2019 compared to the year-ago period. Mortgage warehouse loans increased $844 million to $2.3 billion, C&I loans and leases increased $487 million to $2.4 billion, commercial real estate non-owner occupied loans increased $98 million to $1.2 billion and other consumer loans increased $1.1 billion to $1.2 billion. These increases were offset in part by planned decreases in multi-family loans of $893 million to $2.4 billion and residential mortgages of $190 million to $378 million.
Total deposits increased $1.5 billion, or 21.1%, to $8.6 billion at December 31, 2019 compared to the year-ago period. Total demand deposits increased $653 million, or 33.9%, to $2.6 billion, savings deposits increased $535 million, or 139.0%, to $919 million, and money market deposits increased $385 million, or 12.4%, to $3.5 billion. These increases were offset in part by a decrease in time deposits of $66 million, or 3.8%, to $1.7 billion. In July 2018, Customers launched a new digital, on-line savings banking product with a goal of gathering retail deposits. At December 31, 2019, this new product generated $863 million in retail deposits, an increase of $330 million since September 30, 2019.

Provision, Credit Quality and Risk Management

The provision for loan and lease losses totaled $24.2 million for FY 2019, up from $5.6 million in FY 2018, while NPLs to total loans and leases improved to 0.21% at December 31, 2019 from 0.32% at December 31, 2018. The provision for loan and lease losses totaled $9.7 million in Q4 2019, compared to $4.4 million in Q3 2019 and $1.4 million in Q4 2018. The Q4 2019 provision expense included $5.0 million for quarter-over-quarter changes in the mix of the loan portfolio and $0.5 million for specifically identified loans. Net charge-offs for Q4 2019 were $4.4 million, or 18 basis points of average loans and leases on an annualized basis, compared to net charge-offs of $1.8 million, or 7 basis points in Q3 2019, and $2.2 million, or 10 basis points in Q4 2018.
Risk management is a critical component of how Customers creates long-term shareholder value, and Customers believes that asset quality is one of the most important risks in banking to be understood and managed. Customers believes that asset quality risks must be diligently addressed during good economic times with prudent underwriting standards so that when the economy deteriorates the bank's capital is sufficient to absorb all losses without threatening its ability to operate and serve its community and other constituents. "Customers' non-performing loans at December 31, 2019 were only 0.21% of total loans and leases, compared to our peer group non-performing loans of approximately 0.74% in the most recent period available, and industry average non-performing loans of 1.03% in the most recent period available. Our expectation is superior asset quality performance in good times and in difficult years," said Mr. Sidhu.

Non-Interest Income

Non-interest income totaled $80.9 million for FY 2019, an increase of $21.9 million compared to FY 2018. Non-interest income totaled $25.8 million in Q4 2019, an increase of $2.4 million compared to Q3 2019. The increase in non-interest income primarily resulted from increases of $2.8 million in gains on sales of SBA loans, $2.4 million in other non-interest income and $0.8 million in commercial lease income, partially offset by decreases of $1.0 million in gains on sales of investment securities, $1.0 million in unrealized gains on investment securities, $0.9 million in mortgage banking income and $0.4 million in interchange and card revenue. The increase in gains on sales of SBA loans resulted from a strategic shift to no longer retain all SBA loans on our balance sheet in Q4 2019. The increase in other non-interest income primarily resulted from derivative transactions and the increase in commercial lease income resulted from the continued growth of our Equipment Finance Group. The decrease in gain on sales of investment securities resulted from the gain realized from the sale of $95 million of corporate bonds during Q3 2019. The decrease in unrealized gains on investment securities primarily resulted from a smaller improvement in the fair values of the interest-only GNMA securities and equity securities issued by a foreign entity during Q4 2019. The decrease in mortgage banking income primarily resulted from a $0.8 million loss realized from the sale of $230 million of non-QM residential mortgage loans in Q4 2019. The decrease in interchange and card revenue primarily resulted from a seasonal decrease in activity at BankMobile, coinciding with the end of the academic semester.

Non-Interest Expense

Non-interest expense totaled $231.9 million for FY 2019, an increase of $11.7 million compared to FY 2018. Non-interest expense totaled $58.7 million in Q4 2019, a decrease of $0.9 million compared to Q3 2019. The decrease in non-interest expense in Q4 2019 primarily resulted from decreases of $2.6 million in provision for operating losses, $1.9 million in professional services and $1.9 million in other non-interest expense, partially offset by increases of $3.3 million in FDIC assessments, $1.6 million in technology and $0.5 million in salaries and employee benefits. The decrease in the provision for operating losses primarily resulted from an internet-based organized crime ring which targeted BankMobile checking accounts in Q3 2019. The decrease in professional services primarily resulted from successful concentrated cost savings initiatives in Q4 2019. The decrease in other non-interest expense primarily resulted from legal reserve accruals totaling $2.0 million recognized in Q3 2019 for previously disclosed legal matters. The increase in FDIC assessments primarily resulted from a $2.6 million small bank assessment credit provided by the FDIC in Q3 2019 related to Customers' contribution to the growth of the FDIC's deposit insurance fund since July 2016. The increase in technology primarily resulted from continued investment in Customers' digital transformation initiatives. The increase in salaries and employee benefits primarily resulted from an increase in full-time equivalents.

Taxes

Customers' effective tax rate was 21.3% for Q4 2019, compared to 22.9% for Q3 2019 and 22.2% for Q4 2018. The decrease in the effective tax rate from Q3 2019 and Q4 2018 was primarily driven by strategic initiatives to lower Customers' effective tax rate through effective use of available tax credits and changes in the apportionment of revenues to states with lower tax costs. Customers expects the full-year 2020 effective tax rate to be approximately 22% to 24%.

Significantly Lowering Commercial Real Estate Concentration

Customers' total commercial real estate ("CRE") loan exposures subject to regulatory concentration guidelines of $3.7 billion as of December 31, 2019 included construction loans of $0.1 billion, multi-family loans of $2.4 billion, and non-owner occupied commercial real estate loans of $1.1 billion, which represent 294% of total risk-based capital on a combined basis, a reduction from a 361% commercial real estate concentration as of December 31, 2018. Customers' loans subject to regulatory CRE concentration guidelines had a 3 year cumulative reduction of 16.0% as of the end of Q4 2019, a deceleration from cumulative growth of 10.6% a year ago.

Customers' loans collateralized by multi-family properties were approximately 23.8% of Customers' total loan portfolio and approximately 191% of total risk-based capital at December 31, 2019, down from approximately 38.4% and 270%, respectively, at December 31, 2018. Following are some key characteristics of Customers' multi-family loan portfolio:

•Mostly concentrated in New York City with an emphasis on properties subject to some type of rent control; and principally to high net worth families;
•Current average loan size is approximately $6.9 million;
•Current weighted average annual debt service coverage ratio is 1.51x;
•Current weighted average loan-to-value for the portfolio is 60.1%;
•All loans are individually stressed with an increase of 1% and 2% to the cap rate and an increase of 1.5% and 3% in loan interest rates;
•All properties are inspected prior to a loan being granted and inspected thereafter on an annual basis by dedicated portfolio managers or outside inspectors; and
•Credit approval process is independent of customer sales and portfolio management process.

Recap of 2019 and Looking Ahead to 2020 and Beyond

Mr. Sidhu stated, "Customers' core earnings per share was $2.25 for 2019, in line with our internal expectations and higher than targets we had made public. After diligent consideration and analysis, we decided to end 2019 with total assets above $10 billion. This decision reflects our desire and optimism to continue to grow the Customers Bank Business Banking segment while giving careful consideration to the future strategic options for our BankMobile segment."

Looking ahead to 2020, Mr. Sidhu continued "Customers is projecting core earnings per share of $3.00 for 2020 with continued improvement in all profitability metrics." Mr. Sidhu continued, "In addition, management and our Board of Directors have been actively engaged in developing a vision and strategy for 2025 and are pleased to make public our confidence in achieving $6 per share in annual core earnings by the end of 2025."

Conference Call

Date:   Thursday, January 23, 2020
Time:   9:00 AM EST
US Dial-in:  +1 (800) 368-1029
International Dial-in: +1 (334) 777-6981
Participant Code: 094854

Please dial in at least 10 minutes before the start of the call to ensure timely participation. Slides accompanying the presentation will be available on Customers' website at https://www.customersbank.com/investor-relations/ prior to the call.

Please submit any questions you have regarding the earnings in advance to rramsey@customersbank.com and the executives will address them on the call. Customers will also open the lines to questions following management's presentation of the fourth quarter results. A playback of the call will be available beginning January 23, 2020 at 12:00 PM EST until 12:00 PM EST on February 22, 2020. To listen, call within the United States +1 (888) 203-1112, or +1 (719) 457-0820 when calling internationally. Please use the replay passcode 3422011.

Institutional Background

Customers Bancorp, Inc. is a bank holding company located in Wyomissing, Pennsylvania engaged in banking and related businesses through its bank subsidiary, Customers Bank. Customers Bank is a community-based, full-service bank with assets of approximately $11.5 billion at December 31, 2019. A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender that provides a range of banking services to small and medium-sized businesses, professionals, individuals and families through offices in Pennsylvania, Illinois, New York, Rhode Island, Massachusetts, New Hampshire and New Jersey. Committed to fostering customer loyalty, Customers Bank uses a High Tech/High Touch strategy that includes use of industry-leading technology to provide customers better access to their money, as well as Concierge Banking® by appointment at customers’ homes or offices 12 hours a day, seven days a week. Customers Bank offers a continually expanding portfolio of loans to small businesses, multi-family projects, mortgage companies and consumers.

Customers Bancorp, Inc.'s voting common shares are listed on the New York Stock Exchange under the symbol CUBI. Additional information about Customers Bancorp, Inc. can be found on the Company’s website, www.customersbank.com.

“Safe Harbor” Statement
In addition to historical information, this press release may contain ''forward-looking statements'' within the meaning of the ''safe harbor'' provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.'s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words ''may,'' ''could,'' ''should,'' ''pro forma,'' ''looking forward,'' ''would,'' ''believe,'' ''expect,'' ''anticipate,'' ''estimate,'' ''intend,'' ''plan,'' or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.'s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Customers Bancorp, Inc.'s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. In addition, important factors relating to the acquisition of the Disbursements business, the combination of Customers' BankMobile business with the acquired Disbursements business, the implementation of Customers Bancorp, Inc.'s strategy to retain BankMobile for 2-3 years, the possibility that the expected benefits of retaining BankMobile for 2-3 years may not be achieved, or the possible effects on Customers' results of operations if BankMobile is never divested could cause Customers Bancorp's actual results to differ from those in the forward-looking statements. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management's current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.'s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2018, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(Dollars in thousands, except per share data)						Twelve Months Ended
	Q4	Q3	Q2	Q1	Q4	December 31,
	2019	2019	2019	2019	2018	2019	2018
Interest income:
Loans and leases	$116,365	$118,444	$103,567	$93,116	$94,248	$431,491	$373,234
Investment securities	5,125	5,867	6,481	6,241	6,277	23,713	33,209
Other	2,505	2,407	1,902	1,718	2,778	8,535	11,508
Total interest income	123,995	126,718	111,950	101,075	103,303	463,739	417,951

Interest expense:
Deposits	35,992	38,267	35,980	31,225	34,029	141,464	110,808
FHLB advances	6,056	7,563	7,607	5,293	3,662	26,519	31,043
Subordinated debt	1,930	1,684	1,684	1,684	1,684	6,983	6,737
Other borrowings	2,424	3,469	2,000	3,569	2,404	11,463	11,486
Total interest expense	46,402	50,983	47,271	41,771	41,779	186,429	160,074
Net interest income	77,593	75,735	64,679	59,304	61,524	277,310	257,877
Provision for loan and lease losses	9,689	4,426	5,346	4,767	1,385	24,227	5,642
Net interest income after provision for loan and lease losses	67,904	71,309	59,333	54,537	60,139	253,083	252,235

Non-interest income:
Interchange and card revenue	6,506	6,869	6,760	8,806	7,568	28,941	30,695
Deposit fees	3,616	3,642	3,348	2,209	2,099	12,815	7,824
Commercial lease income	3,839	3,080	2,730	2,401	1,982	12,051	5,354
Bank-owned life insurance	1,795	1,824	1,836	1,816	1,852	7,272	7,620
Mortgage warehouse transactional fees	1,983	2,150	1,681	1,314	1,495	7,128	7,158
Gain (loss) on sale of SBA and other loans	2,770	—	—	—	(110)	2,770	3,294
Mortgage banking income (loss)	(635)	283	250	167	73	66	606
Loss upon acquisition of interest-only GNMA securities	—	—	(7,476)	—	—	(7,476)	—
Gain (loss) on sale of investment securities	—	1,001	—	—	—	1,001	(18,659)
Unrealized gain (loss) on investment securities	310	1,333	(347)	2	(101)	1,299	(1,634)
Other	5,629	3,187	3,254	3,003	5,019	15,071	16,740
Total non-interest income	25,813	23,369	12,036	19,718	19,877	80,938	58,998

Non-interest expense:
Salaries and employee benefits	27,697	27,193	26,920	25,823	26,706	107,632	104,841
Technology, communication and bank operations	10,370	8,755	12,402	11,953	11,531	43,481	44,454
Professional services	6,470	8,348	5,718	4,573	5,674	25,109	20,237
Occupancy	3,470	3,661	3,064	2,903	2,933	13,098	11,809
Commercial lease depreciation	2,840	2,459	2,252	1,923	1,550	9,473	4,388
FDIC assessments, non-income taxes, and regulatory fees	2,492	(777)	2,157	1,988	1,892	5,861	8,642
Provision for operating losses	1,415	3,998	2,446	1,779	1,685	9,638	5,616
Advertising and promotion	899	976	1,360	809	917	4,044	2,446
Merger and acquisition related expenses	100	—	—	—	470	100	4,391
Loan workout	230	495	643	320	360	1,687	2,183
Other real estate owned (income) expenses	247	108	(14)	57	285	398	449
Other	2,510	4,376	2,634	1,856	3,042	11,380	10,723
Total non-interest expense	58,740	59,592	59,582	53,984	57,045	231,901	220,179
Income before income tax expense	34,977	35,086	11,787	20,271	22,971	102,120	91,054
Income tax expense	7,451	8,020	2,491	4,831	5,109	22,793	19,359
Net income	27,526	27,066	9,296	15,440	17,862	79,327	71,695
Preferred stock dividends	3,615	3,615	3,615	3,615	3,615	14,459	14,459
Net income available to common shareholders	$23,911	$23,451	$5,681	$11,825	$14,247	$64,868	$57,236

Basic earnings per common share	$0.76	$0.75	$0.18	$0.38	$0.45	$2.08	$1.81
Diluted earnings per common share	$0.75	$0.74	$0.18	$0.38	$0.44	$2.05	$1.78

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET - UNAUDITED
(Dollars in thousands)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
ASSETS
Cash and due from banks	$33,095	$12,555	$24,757	$41,723	$17,696
Interest-earning deposits	179,410	169,663	71,038	75,939	44,439
Cash and cash equivalents	212,505	182,218	95,795	117,662	62,135
Investment securities, at fair value	595,876	608,714	708,359	678,142	665,012
Loans held for sale	486,328	502,854	5,697	1,602	1,507
Loans receivable, mortgage warehouse, at fair value	2,245,758	2,438,530	2,001,540	1,480,195	1,405,420
Loans and leases receivable	7,318,988	7,336,237	7,714,106	7,264,049	7,138,074
Allowance for loan and lease losses	(56,379)	(51,053)	(48,388)	(43,679)	(39,972)
Total loans and leases receivable, net of allowance for loan and lease losses	9,508,367	9,723,714	9,667,258	8,700,565	8,503,522
FHLB, Federal Reserve Bank, and other restricted stock	84,214	81,853	101,947	80,416	89,685
Accrued interest receivable	38,072	38,412	38,506	35,716	32,955
Bank premises and equipment, net	9,389	14,075	10,095	10,542	11,063
Bank-owned life insurance	272,546	270,526	268,682	266,740	264,559
Other real estate owned	173	204	1,076	976	816
Goodwill and other intangibles	15,195	15,521	15,847	16,173	16,499
Other assets	298,052	285,699	269,165	235,360	185,672
Total assets	$11,520,717	$11,723,790	$11,182,427	$10,143,894	$9,833,425

LIABILITIES AND SHAREHOLDERS' EQUITY
Demand, non-interest bearing deposits	$1,343,391	$1,569,918	$1,380,698	$1,372,358	$1,122,171
Interest-bearing deposits	7,305,545	7,355,767	6,805,079	6,052,960	6,020,065
Total deposits	8,648,936	8,925,685	8,185,777	7,425,318	7,142,236
Federal funds purchased	538,000	373,000	406,000	388,000	187,000
FHLB advances	850,000	1,040,800	1,262,100	1,025,832	1,248,070
Other borrowings	123,630	123,528	99,055	123,963	123,871
Subordinated debt	181,115	109,050	109,026	109,002	108,977
Accrued interest payable and other liabilities	126,241	132,577	129,064	93,406	66,455
Total liabilities	10,467,922	10,704,640	10,191,022	9,165,521	8,876,609

Preferred stock	217,471	217,471	217,471	217,471	217,471
Common stock	32,617	32,526	32,483	32,412	32,252
Additional paid in capital	444,218	441,499	439,067	436,713	434,314
Retained earnings	381,519	357,608	334,157	328,476	316,651
Accumulated other comprehensive loss	(1,250)	(8,174)	(9,993)	(14,919)	(22,663)
Treasury stock, at cost	(21,780)	(21,780)	(21,780)	(21,780)	(21,209)
Total shareholders' equity	1,052,795	1,019,150	991,405	978,373	956,816
Total liabilities & shareholders' equity	$11,520,717	$11,723,790	$11,182,427	$10,143,894	$9,833,425

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED
(Dollars in thousands)
	Three Months Ended
	December 31, 2019		September 30, 2019		December 31, 2018
	Average Balance	Average Yield or Cost (%)	Average Balance	Average Yield or Cost (%)	Average Balance	Average Yield or Cost (%)
Assets
Interest earning deposits	$150,382	2.21%	$100,343	3.26%	$185,145	2.24%
Investment securities (1)	584,955	3.50%	652,142	3.60%	697,474	3.60%
Loans and leases:
Commercial loans to mortgage companies	2,158,626	4.16%	2,103,612	4.58%	1,409,197	5.03%
Multi-family loans	2,654,919	3.96%	2,929,650	3.91%	3,445,267	3.76%
Commercial and industrial loans and leases (2)	2,318,313	4.79%	2,159,067	5.24%	1,823,189	4.93%
Non-owner occupied commercial real estate loans	1,325,630	4.55%	1,294,246	4.57%	1,224,750	4.40%
Residential mortgages	631,370	4.05%	729,603	4.11%	599,797	4.02%
Other consumer loans	765,765	9.11%	600,256	9.47%	60,210	9.26%
Total loans and leases (3)	9,854,623	4.68%	9,816,434	4.79%	8,562,410	4.37%
Other interest-earning assets	86,770	7.63%	98,279	6.39%	73,091	9.41%
Total interest-earning assets	10,676,730	4.61%	10,667,198	4.72%	9,518,120	4.31%
Non-interest-earning assets	580,477		591,946		429,247
Total assets	$11,257,207		$11,259,144		$9,947,367
Liabilities
Interest checking accounts	$1,152,349	1.65%	$1,014,590	1.83%	$767,154	1.60%
Money market deposit accounts	3,190,543	2.01%	3,100,975	2.22%	3,391,542	2.08%
Other savings accounts	722,487	2.09%	561,790	2.19%	350,304	1.99%
Certificates of deposit	2,012,497	2.21%	2,227,817	2.34%	2,141,598	2.11%
Total interest-bearing deposits (4)	7,077,876	2.02%	6,905,172	2.20%	6,650,598	2.03%
Borrowings	1,424,550	2.91%	1,770,459	2.86%	983,540	3.13%
Total interest-bearing liabilities	8,502,426	2.17%	8,675,631	2.33%	7,634,138	2.17%
Non-interest-bearing deposits (4)	1,580,050		1,431,810		1,261,330
Total deposits and borrowings	10,082,476	1.83%	10,107,441	2.00%	8,895,468	1.86%
Other non-interest-bearing liabilities	138,242		146,347		89,202
Total liabilities	10,220,718		10,253,788		8,984,670
Shareholders' equity	1,036,489		1,005,356		962,697
Total liabilities and shareholders' equity	$11,257,207		$11,259,144		$9,947,367
Interest spread		2.78%		2.71%		2.45%
Net interest margin		2.89%		2.82%		2.57%
Net interest margin tax equivalent (5)		2.89%		2.83%		2.57%

(1) For presentation in this table, average balances and the corresponding average yields for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.
(2) Includes owner occupied commercial real estate loans.
(3) Includes non-accrual loans, the effect of which is to reduce the yield earned on loans and leases, and deferred loan fees.
(4) Total costs of deposits (including interest bearing and non-interest bearing) were 1.65%, 1.82% and 1.71% for the three months ended December 31, 2019, September 30, 2019 and December 31, 2018, respectively.
(5) Non-GAAP tax-equivalent basis, using an estimated marginal tax rate of 26% for the three months ended December 31, 2019, September 30, 2019 and December 31, 2018, presented to approximate interest income as a taxable asset. Management uses non-GAAP measures to present historical periods comparable to the current period presentation. In addition, management believes the use of these non-GAAP measures provides additional clarity when assessing Customers’ financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED
(Dollars in thousands)
	Twelve Months Ended
	December 31, 2019		December 31, 2018
	Average Balance	Average Yield or Cost (%)	Average Balance	Average Yield or Cost (%)
Assets
Interest earning deposits	$103,833	2.68%	$217,168	1.90%
Investment securities (1)	653,694	3.63%	1,005,688	3.30%
Loans and leases:
Commercial loans to mortgage companies	1,799,489	4.58%	1,610,168	4.92%
Multi-family loans	2,982,185	3.87%	3,549,511	3.82%
Commercial and industrial loans and leases (2)	2,111,181	5.08%	1,743,696	4.72%
Non-owner occupied commercial real estate loans	1,243,236	4.53%	1,257,545	4.32%
Residential mortgages	694,889	4.15%	497,772	4.05%
Other consumer loans	445,166	9.28%	20,028	8.78%
Total loans and leases (3)	9,276,146	4.65%	8,678,720	4.30%
Other interest-earning assets	90,035	6.39%	110,223	6.71%
Total interest-earning assets	10,123,708	4.58%	10,011,799	4.17%
Non-interest-earning assets	543,962		406,303
Total assets	$10,667,670		$10,418,102
Liabilities
Interest checking accounts	$955,630	1.82%	$630,335	1.49%
Money market deposit accounts	3,151,328	2.18%	3,417,779	1.77%
Other savings accounts	538,375	2.12%	135,994	1.67%
Certificates of deposit	1,943,361	2.26%	2,066,896	1.87%
Total interest-bearing deposits (4)	6,588,694	2.15%	6,251,004	1.77%
Borrowings	1,523,171	2.95%	1,951,921	2.52%
Total interest-bearing liabilities	8,111,865	2.30%	8,202,925	1.95%
Non-interest-bearing deposits (4)	1,430,149		1,189,638
Total deposits and borrowings	9,542,014	1.95%	9,392,563	1.70%
Other non-interest-bearing liabilities	126,325		83,563
Total liabilities	9,668,339		9,476,126
Shareholders' equity	999,331		941,976
Total liabilities and shareholders' equity	$10,667,670		$10,418,102
Interest spread		2.63%		2.47%
Net interest margin		2.74%		2.58%
Net interest margin tax equivalent (5)		2.75%		2.58%

(1) For presentation in this table, average balances and the corresponding average yields for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.
(2) Includes owner occupied commercial real estate loans.
(3) Includes non-accrual loans, the effect of which is to reduce the yield earned on loans and leases, and deferred loan fees.
(4) Total costs of deposits (including interest bearing and non-interest bearing) were 1.76% and 1.49% for the twelve months ended December 31, 2019 and December 31, 2018, respectively.
(5) Non-GAAP tax-equivalent basis, using an estimated marginal tax rate of 26% for both the year ended December 31, 2019 and 2018, presented to approximate interest income as a taxable asset. Management uses non-GAAP measures to present historical periods comparable to the current period presentation. In addition, management believes the use of these non-GAAP measures provides additional clarity when assessing Customers’ financial results. These disclosures should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
SEGMENT REPORTING - UNAUDITED
(Dollars in thousands, except per share amounts)
The following tables present Customers' business segment results for the three and twelve months ended December 31, 2019 and 2018:

	Three Months Ended December 31, 2019			Three Months Ended December 31, 2018
	Customers Bank Business Banking	BankMobile	Consolidated	Customers Bank Business Banking	BankMobile	Consolidated
Interest income (1)	$112,212	$11,783	$123,995	$98,129	$5,174	$103,303
Interest expense	46,111	291	46,402	41,592	187	41,779
Net interest income	66,101	11,492	77,593	56,537	4,987	61,524
Provision for loan and lease losses	6,846	2,843	9,689	(200)	1,585	1,385
Non-interest income	14,964	10,849	25,813	9,352	10,525	19,877
Non-interest expense	41,494	17,246	58,740	38,778	18,267	57,045
Income (loss) before income tax expense (benefit)	32,725	2,252	34,977	27,311	(4,340)	22,971
Income tax expense (benefit)	6,892	559	7,451	6,175	(1,066)	5,109
Net income (loss)	25,833	1,693	27,526	21,136	(3,274)	17,862
Preferred stock dividends	3,615	—	3,615	3,615	—	3,615
Net income (loss) available to common shareholders	$22,218	$1,693	$23,911	$17,521	$(3,274)	$14,247

Basic earnings (loss) per common share	$0.71	$0.05	$0.76	$0.55	$(0.10)	$0.45
Diluted earnings (loss) per common share	$0.70	$0.05	$0.75	$0.55	$(0.10)	$0.44

(1) Amounts reported include funds transfer pricing of $0.7 million and $3.8 million for the three months ended December 31, 2019 and 2018, respectively, credited to BankMobile for the value provided to the Customers Bank Business Banking segment for the use of excess low/no cost deposits.

	Twelve Months Ended December 31, 2019			Twelve Months Ended December 31, 2018
	Customers Bank Business Banking	BankMobile	Consolidated	Customers Bank Business Banking	BankMobile	Consolidated
Interest income (2)	$422,094	$41,645	$463,739	$400,948	$17,003	$417,951
Interest expense	185,513	916	186,429	159,674	400	160,074
Net interest income	236,581	40,729	277,310	241,274	16,603	257,877
Provision for loan and lease losses	10,091	14,136	24,227	2,928	2,714	5,642
Non-interest income	35,268	45,670	80,938	17,499	41,499	58,998
Non-interest expense	153,333	78,568	231,901	146,946	73,233	220,179
Income (loss) before income tax expense (benefit)	108,425	(6,305)	102,120	108,899	(17,845)	91,054
Income tax expense (benefit)	24,215	(1,422)	22,793	23,742	(4,383)	19,359
Net income (loss)	84,210	(4,883)	79,327	85,157	(13,462)	71,695
Preferred stock dividends	14,459	—	14,459	14,459	—	14,459
Net income (loss) available to common shareholders	$69,751	$(4,883)	$64,868	$70,698	$(13,462)	$57,236

Basic earnings (loss) per common share	$2.24	$(0.16)	$2.08	$2.24	$(0.43)	$1.81
Diluted earnings (loss) per common share	$2.20	$(0.15)	$2.05	$2.19	$(0.42)	$1.78
As of December 31, 2019 and 2018
Goodwill and other intangibles	$3,629	$11,566	$15,195	$3,629	$12,870	$16,499
Total assets (3)	$10,990,550	$530,167	$11,520,717	$9,688,146	$145,279	$9,833,425
Total deposits	$8,247,836	$401,100	$8,648,936	$6,766,378	$375,858	$7,142,236
Total non-deposit liabilities (3)	$1,789,329	$29,657	$1,818,986	$1,719,225	$15,148	$1,734,373

(2) Amounts reported include funds transfer pricing of $8.8 million and $15.7 million for the twelve months ended December 31, 2019 and 2018, respectively, credited to BankMobile for the value provided to the Customers Bank Business Banking segment for the use of excess low/no cost deposits.
(3) Amounts reported exclude inter-segment receivables.

The following tables present Customers' business segment results for the quarter ended December 31, 2019, the preceding four quarters, and the twelve months ended December 31, 2019 and 2018, respectively:

Customers Bank Business Banking:						Twelve Months Ended December 31,
	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018	2019	2018
Interest income (1)	$112,212	$113,995	$103,014	$92,871	$98,129	$422,094	$400,948
Interest expense	46,111	50,734	47,061	41,605	41,592	185,513	159,674
Net interest income	66,101	63,261	55,953	51,266	56,537	236,581	241,274
Provision for loan and lease losses	6,846	2,475	(2,206)	2,976	(200)	10,091	2,928
Non-interest income (loss)	14,964	11,757	970	7,577	9,352	35,268	17,499
Non-interest expense	41,494	38,347	38,107	35,384	38,778	153,333	146,946
Income before income tax expense	32,725	34,196	21,022	20,483	27,311	108,425	108,899
Income tax expense	6,892	7,814	4,629	4,880	6,175	24,215	23,742
Net income	25,833	26,382	16,393	15,603	21,136	84,210	85,157
Preferred stock dividends	3,615	3,615	3,615	3,615	3,615	14,459	14,459
Net income available to common shareholders	$22,218	$22,767	$12,778	$11,988	$17,521	$69,751	$70,698

Basic earnings per common share	$0.71	$0.73	$0.41	$0.39	$0.55	$2.24	$2.24
Diluted earnings per common share	$0.70	$0.72	$0.40	$0.38	$0.55	$2.20	$2.19

(1) Amounts reported include funds transfer pricing of $0.7 million, $0.3 million, $2.2 million, $5.6 million and $3.8 million for the three months ended December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019, and December 31, 2018, respectively. Amounts reported also include funds transfer pricing of $8.8 million and $15.7 million for the twelve months ended December 31, 2019 and 2018, respectively. These amounts are credited to BankMobile for the value provided to the Customers Bank Business Banking segment for the use of excess low/no cost deposits.

BankMobile:						Twelve Months Ended December 31,
	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018	2019	2018
Interest income (2)	$11,783	$12,723	$8,936	$8,204	$5,174	$41,645	$17,003
Interest expense	291	249	210	166	187	916	400
Net interest income	11,492	12,474	8,726	8,038	4,987	40,729	16,603
Provision for loan and lease losses	2,843	1,951	7,552	1,791	1,585	14,136	2,714
Non-interest income	10,849	11,612	11,066	12,141	10,525	45,670	41,499
Non-interest expense	17,246	21,245	21,475	18,600	18,267	78,568	73,233
Loss before income tax expense or benefit	2,252	890	(9,235)	(212)	(4,340)	(6,305)	(17,845)
Income tax benefit	559	206	(2,138)	(49)	(1,066)	(1,422)	(4,383)
Net loss available to common shareholders	$1,693	$684	$(7,097)	$(163)	$(3,274)	$(4,883)	$(13,462)

Basic loss per common share	$0.05	$0.02	$(0.23)	$(0.01)	$(0.10)	$(0.16)	$(0.43)
Diluted loss per common share	$0.05	$0.02	$(0.22)	$(0.01)	$(0.10)	$(0.15)	$(0.42)

Deposit balances (3)
Disbursements business deposits	$319,263	$598,064	$409,683	$615,710	$370,690
White label deposits	81,837	67,541	46,514	11,046	5,168
Total deposits	$401,100	$665,605	$456,197	$626,756	$375,858
(2) Amounts reported include funds transfer pricing of $0.7 million, $0.3 million, $2.2 million, $5.6 million and $3.8 million for the three months ended December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019, and December 31, 2018, respectively. Amounts reported also include funds transfer pricing of $8.8 million and $15.7 million for the twelve months ended December 31, 2019 and 2018, respectively. These amounts are credited to BankMobile for the value provided to the Customers Bank Business Banking segment for the use of excess low/no cost deposits.
(3) As of December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019, and December 31, 2018.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END LOAN AND LEASE COMPOSITION - UNAUDITED
(Dollars in thousands)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
Commercial:
Multi-family	$2,392,146	$2,800,018	$3,017,531	$3,212,312	$3,285,297
Mortgage warehouse	2,305,953	2,549,286	2,054,307	1,535,343	1,461,810
Commercial & industrial	2,381,792	2,252,843	2,131,790	1,983,081	1,894,887
Commercial real estate non-owner occupied	1,223,529	1,268,557	1,176,575	1,107,336	1,125,106
Construction	118,418	61,200	59,811	53,372	56,491
Total commercial loans and leases	8,421,838	8,931,904	8,440,014	7,891,444	7,823,591

Consumer:
Residential	378,470	631,866	654,556	626,668	568,068
Manufactured housing	70,398	72,616	75,597	77,778	79,731
Other consumer	1,178,283	643,553	552,839	153,153	74,035
Total consumer loans	1,627,151	1,348,035	1,282,992	857,599	721,834
Deferred (fees)/costs and unamortized (discounts)/premiums, net	2,085	(2,318)	(1,663)	(3,197)	(424)
Total loans and leases	$10,051,074	$10,277,621	$9,721,343	$8,745,846	$8,545,001

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END DEPOSIT COMPOSITION - UNAUDITED
(Dollars in thousands)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018

Demand, non-interest bearing	$1,343,391	$1,569,918	$1,380,698	$1,372,358	$1,122,171
Demand, interest bearing	1,235,292	1,139,675	925,180	811,490	803,948
Savings	919,214	591,336	529,532	417,346	384,545
Money market	3,482,505	3,201,883	2,912,266	3,265,823	3,097,391
Time deposits	1,668,534	2,422,873	2,438,101	1,558,301	1,734,181
Total deposits	$8,648,936	$8,925,685	$8,185,777	$7,425,318	$7,142,236

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY - UNAUDITED
(Dollars in thousands)	As of December 31, 2019					As of September 30, 2019					As of December 31, 2018
	Total loans	Non accrual /NPLs	Total credit reserves	Total NPLs to total loans	Total reserves to total NPLs	Total loans	Non accrual /NPLs	Total credit reserves	Total NPLs to total loans	Total reserves to total NPLs	Total loans	Non accrual /NPLs	Total credit reserves	Total NPLs to total loans	Total reserves to total NPLs

Loan type
Multi-family	$1,909,274	$4,117	$6,157	0.22%	149.55%	$2,300,244	$—	$7,498	—%	—%	$3,285,297	$1,155	$11,462	0.04%	992.38%
Commercial & industrial (1)	2,441,987	6,494	17,791	0.27%	273.96%	2,363,599	7,382	18,765	0.31%	254.20%	1,951,277	18,801	15,465	0.96%	82.26%
Commercial real estate non-owner occupied	1,223,529	76	6,243	0.01%	8214.47%	1,268,557	83	6,440	0.01%	7759.04%	1,125,106	129	6,093	0.01%	4723.26%
Construction	118,418	—	1,262	—%	—%	61,200	—	658	—%	—%	56,491	—	624	—%	—%
Total commercial loans and leases receivable	5,693,208	10,687	31,453	0.19%	294.31%	5,993,600	7,465	33,361	0.12%	446.90%	6,418,171	20,085	33,644	0.31%	167.51%
Residential	375,014	6,128	3,218	1.63%	52.51%	628,786	6,093	4,083	0.97%	67.01%	566,561	5,605	3,654	0.99%	65.19%
Manufactured housing	70,398	1,655	1,178	2.35%	71.18%	72,616	1,567	1,051	2.16%	67.07%	79,731	1,693	633	2.12%	37.39%
Other consumer	1,178,283	1,551	20,648	0.13%	1331.27%	643,553	1,140	12,582	0.18%	1103.68%	74,035	111	2,529	0.15%	2278.38%
Total consumer loans receivable	1,623,695	9,334	25,044	0.57%	268.31%	1,344,955	8,800	17,716	0.65%	201.32%	720,327	7,409	6,816	1.03%	92.00%
Deferred (fees) costs and unamortized (discounts) premiums, net	2,085	—	—	—%	—%	(2,318)	—	—	—%	—%	(424)	—	—	—%	—%
Loans and leases receivable	7,318,988	20,021	56,497	0.27%	282.19%	7,336,237	16,265	51,077	0.22%	314.03%	7,138,074	27,494	40,460	0.39%	147.16%
Loans receivable, mortgage warehouse, at fair value	2,245,758	—	—	—%	—%	2,438,530	—	—	—%	—%	1,405,420	—	—	—%	—%
Total loans held for sale	486,328	1,325	—	0.27%	—%	502,854	1,325	—	0.26%	—%	1,507	—	—	—%	—%
Total portfolio	$10,051,074	$21,346	$56,497	0.21%	264.67%	$10,277,621	$17,590	$51,077	0.17%	290.38%	$8,545,001	$27,494	$40,460	0.32%	147.16%

(1) Commercial & industrial loans, including owner occupied commercial real estate loans.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
NET CHARGE-OFFS/(RECOVERIES) - UNAUDITED
(Dollars in thousands)						Twelve Months Ended December 31,
	Q4	Q3	Q2	Q1	Q4
	2019	2019	2019	2019	2018	2019	2018
Loan type
Multi-family	$—	$—	$(7)	$541	$—	$534	$—
Commercial & industrial (1)	(225)	15	(186)	(239)	1,457	(635)	1,740
Commercial real estate non-owner occupied	(8)	(8)	(114)	(6)	(10)	(136)	(246)
Residential	181	(5)	61	33	52	270	390
Other consumer	4,414	1,759	883	731	655	7,787	1,801
Total net charge-offs (recoveries) from loans held for investment	$4,362	$1,761	$637	$1,060	$2,154	$7,820	$3,685

(1) Commercial & industrial loans, including owner occupied commercial real estate.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED
Customers believes that the non-GAAP measurements disclosed within this document are useful for investors, regulators, management and others to evaluate our core results of operations and financial condition relative to other financial institutions. These non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in Customers' industry. These non-GAAP financial measures exclude from corresponding GAAP measures the impact of certain elements that we do not believe are representative of our ongoing financial results, which we believe enhance an overall understanding of our performance and increases comparability of our period to period results. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. Although non-GAAP financial measures are frequently used in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results of operations or financial condition as reported under GAAP.
The following tables present reconciliations of GAAP to non-GAAP measures disclosed within this document.

Core Earnings - Customers Bancorp											Twelve Months Ended December 31,
	Q4 2019		Q3 2019		Q2 2019		Q1 2019		Q4 2018		2019		2018
(dollars in thousands except per share data)	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share
GAAP net income to common shareholders	$23,911	$0.75	$23,451	$0.74	$5,681	$0.18	$11,825	$0.38	$14,247	$0.44	$64,868	$2.05	$57,236	$1.78
Reconciling items (after tax):
Severance expense	—	—	—	—	373	0.01	—	—	1,421	0.04	373	0.01	1,421	0.04
Loss upon acquisition of interest-only GNMA securities	—	—	—	—	5,682	0.18	—	—	—	—	5,682	0.18	—	—
Merger and acquisition related expenses	76	—	—	—	—	—	—	—	355	0.01	76	—	3,312	0.10
Losses on sale of multi-family loans	—	—	—	—	—	—	—	—	868	0.03	—	—	868	0.03
Legal reserves	—	—	1,520	0.05	—	—	—	—	—	—	1,520	0.05	—	—
(Gains) losses on investment securities	(310)	(0.01)	(1,947)	(0.06)	347	0.01	(2)	—	101	—	(1,912)	(0.06)	15,646	0.49
Losses on sale of non-QM residential mortgage loans	595	0.02	—	—	—	—	—	—	—	—	595	0.02	—	—
Core earnings	$24,272	$0.76	$23,024	$0.73	$12,083	$0.38	$11,823	$0.38	$16,992	$0.53	$71,202	$2.25	$78,483	$2.43

Core Return on Average Assets - Customers Bancorp						Twelve Months Ended December 31,
(dollars in thousands except per share data)	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018	2019	2018
GAAP net income	$27,526	$27,066	$9,296	$15,440	$17,862	$79,327	$71,695
Reconciling items (after tax):
Severance expense	—	—	373	—	1,421	373	1,421
Loss upon acquisition of interest-only GNMA securities	—	—	5,682	—	—	5,682	—
Merger and acquisition related expenses	76	—	—	—	355	76	3,312
Losses on sale of multi-family loans	—	—	—	—	868	—	868
Legal reserves	—	1,520	—	—	—	1,520	—
(Gains) losses on investment securities	(310)	(1,947)	347	(2)	101	(1,912)	15,646
Losses on sale of non-QM residential mortgage loans	595	—	—	—	—	595	—
Core net income	$27,887	$26,639	$15,698	$15,438	$20,607	$85,661	$92,942

Average total assets	$11,257,207	$11,259,144	$10,371,842	$9,759,529	$9,947,367	$10,667,670	$10,418,102

Core return on average assets	0.98%	0.94%	0.61%	0.64%	0.82%	0.80%	0.89%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)
(Dollars in thousands, except per share data)

Adjusted Net Income and Adjusted ROAA - Pre-Tax Pre-Provision - Customers Bancorp						Twelve Months Ended December 31,
(dollars in thousands except per share data)	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018	2019	2018
GAAP net income	$27,526	$27,066	$9,296	$15,440	$17,862	$79,327	$71,695
Reconciling items:
Income tax expense	7,451	8,020	2,491	4,831	5,109	22,793	19,359
Provision for loan and lease losses	9,689	4,426	5,346	4,767	1,385	24,227	5,642
Severance expense	—	—	490	—	1,869	490	1,869
Loss upon acquisition of interest-only GNMA securities	—	—	7,476	—	—	7,476	—
Merger and acquisition related expenses	100	—	—	—	470	100	4,391
Losses on sale of multi-family loans	—	—	—	—	1,161	—	1,161
Legal reserves	—	2,000	—	—	—	2,000	—
(Gains) losses on investment securities	(310)	(2,334)	347	(2)	101	(2,300)	20,293
Losses on sale of non-QM residential mortgage loans	782	—	—	—	—	782	—
Adjusted net income - pre-tax pre-provision	$45,238	$39,178	$25,446	$25,036	$27,957	$134,895	$124,410

Average total assets	$11,257,207	$11,259,144	$10,371,842	$9,759,529	$9,947,367	$10,667,670	$10,418,102

Adjusted ROAA - pre-tax pre-provision	1.59%	1.38%	0.98%	1.04%	1.12%	1.26%	1.19%

Core Return on Average Common Equity - Customers Bancorp						Twelve Months Ended December 31,
(dollars in thousands except per share data)	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018	2019	2018
GAAP net income to common shareholders	$23,911	$23,451	$5,681	$11,825	$14,247	$64,868	$57,236
Reconciling items (after tax):
Severance expense	—	—	373	—	1,421	373	1,421
Loss upon acquisition of interest-only GNMA securities	—	—	5,682	—	—	5,682	—
Merger and acquisition related expenses	76	—	—	—	355	76	3,312
Losses on sale of multi-family loans	—	—	—	—	868	—	868
Legal reserves	—	1,520	—	—	—	1,520	—
(Gains) losses on investment securities	(310)	(1,947)	347	(2)	101	(1,912)	15,646
Losses on sale of non-QM residential mortgage loans	595	—	—	—	—	595	—
Core earnings	$24,272	$23,024	$12,083	$11,823	$16,992	$71,202	$78,483

Average total common shareholders' equity	$819,018	$787,885	$768,592	$751,133	$745,226	$781,860	$724,505

Core return on average common equity	11.76%	11.59%	6.31%	6.38%	9.05%	9.11%	10.83%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)
(Dollars in thousands, except per share data)

Adjusted ROCE - Pre-Tax Pre-Provision - Customers Bancorp						Twelve Months Ended December 31,
(dollars in thousands except per share data)	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018	2019	2018
GAAP net income to common shareholders	$23,911	$23,451	$5,681	$11,825	$14,247	$64,868	$57,236
Reconciling items:
Income tax expense	7,451	8,020	2,491	4,831	5,109	22,793	19,359
Provision for loan and lease losses	9,689	4,426	5,346	4,767	1,385	24,227	5,642
Severance expense	—	—	490	—	1,869	490	1,869
Loss upon acquisition of interest-only GNMA securities	—	—	7,476	—	—	7,476	—
Merger and acquisition related expenses	100	—	—	—	470	100	4,391
Losses on sale of multi-family loans	—	—	—	—	1,161	—	1,161
Legal reserves	—	2,000	—	—	—	2,000	—
(Gains) losses on investment securities	(310)	(2,334)	347	(2)	101	(2,300)	20,293
Losses on sale of non-QM residential mortgage loans	782	—	—	—	—	782	—
Pre-tax pre-provision adjusted net income available to common shareholders	$41,623	$35,563	$21,831	$21,421	$24,342	$120,436	$109,951

Average total common shareholders' equity	$819,018	$787,885	$768,592	$751,133	$745,226	$781,860	$724,505

Adjusted ROCE - pre-tax pre-provision	20.16%	17.91%	11.39%	11.57%	12.96%	15.40%	15.18%

Net Interest Margin, Tax Equivalent - Customers Bancorp						Twelve Months Ended December 31,
(dollars in thousands except per share data)	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018	2019	2018
GAAP net interest income	$77,593	$75,735	$64,679	$59,304	$61,524	$277,310	$257,877
Tax-equivalent adjustment	187	184	183	181	171	735	685
Net interest income tax equivalent	$77,780	$75,919	$64,862	$59,485	$61,695	$278,045	$258,562

Average total interest earning assets	$10,676,730	$10,667,198	$9,851,150	$9,278,413	$9,518,120	$10,123,708	$10,011,799

Net interest margin, tax equivalent	2.89%	2.83%	2.64%	2.59%	2.57%	2.75%	2.58%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)
(Dollars in thousands, except per share data)

Core Efficiency Ratio - Customers Bancorp						Twelve Months Ended December 31,
(dollars in thousands except per share data)	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018	2019	2018
GAAP net interest income	$77,593	$75,735	$64,679	$59,304	$61,524	$277,310	$257,877

GAAP non-interest income	$25,813	$23,369	$12,036	$19,718	$19,877	$80,938	$58,998
Loss upon acquisition of interest-only GNMA securities	—	—	7,476	—	—	7,476	—
(Gains) losses on investment securities	(310)	(2,334)	347	(2)	101	(2,300)	20,293
Losses on sale of multi-family loans	—	—	—	—	1,161	—	1,161
Losses on sale of non-QM residential mortgage loans	782	—	—	—	—	782	—
Core non-interest income	26,285	21,035	19,859	19,716	21,139	86,896	80,452
Core revenue	$103,878	$96,770	$84,538	$79,020	$82,663	$364,206	$338,329

GAAP non-interest expense	$58,740	$59,592	$59,582	$53,984	$57,045	$231,901	$220,179
Severance expense	—	—	(490)	—	(1,869)	(490)	(1,869)
Legal reserves	—	(2,000)	—	—	—	(2,000)	—
Merger and acquisition related expenses	(100)	—	—	—	(470)	(100)	(4,391)
Core non-interest expense	$58,640	$57,592	$59,092	$53,984	$54,706	$229,311	$213,919

Core efficiency ratio (1)	56.45%	59.51%	69.90%	68.32%	66.18%	62.96%	63.23%

(1) Core efficiency ratio calculated as core non-interest expense divided by core revenue.

Tangible Common Equity to Tangible Assets - Customers Bancorp
(dollars in thousands except per share data)	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018
GAAP - Total shareholders' equity	$1,052,795	$1,019,150	$991,405	$978,373	$956,816
Reconciling items:
Preferred stock	(217,471)	(217,471)	(217,471)	(217,471)	(217,471)
Goodwill and other intangibles	(15,195)	(15,521)	(15,847)	(16,173)	(16,499)
Tangible common equity	$820,129	$786,158	$758,087	$744,729	$722,846

Total assets	$11,520,717	$11,723,790	$11,182,427	$10,143,894	$9,833,425
Reconciling items:
Goodwill and other intangibles	(15,195)	(15,521)	(15,847)	(16,173)	(16,499)
Tangible assets	$11,505,522	$11,708,269	$11,166,580	$10,127,721	$9,816,926

Tangible common equity to tangible assets	7.13%	6.71%	6.79%	7.35%	7.36%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)
(Dollars in thousands, except per share data)

Tangible Book Value per Common Share - Customers Bancorp
(dollars in thousands except share and per share data)	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018
GAAP - Total shareholders' equity	$1,052,795	$1,019,150	$991,405	$978,373	$956,816
Reconciling Items:
Preferred stock	(217,471)	(217,471)	(217,471)	(217,471)	(217,471)
Goodwill and other intangibles	(15,195)	(15,521)	(15,847)	(16,173)	(16,499)
Tangible common equity	$820,129	$786,158	$758,087	$744,729	$722,846

Common shares outstanding	31,336,791	31,245,776	31,202,023	31,131,247	31,003,028

Tangible book value per common share	$26.17	$25.16	$24.30	$23.92	$23.32

Tangible Book Value per Common Share - CAGR - Customers Bancorp
(dollars in thousands except share and per share data)	Q4 2019	Q4 2018	Q4 2017	Q4 2016	Q4 2015	Q4 2014
GAAP - Total shareholders' equity	$1,052,795	$956,816	$920,964	$855,872	$553,902	$443,145
Reconciling Items:
Preferred stock	(217,471)	(217,471)	(217,471)	(217,471)	(55,569)	—
Goodwill and other intangibles	(15,195)	(16,499)	(16,295)	(17,621)	(3,651)	(3,664)
Tangible common equity	$820,129	$722,846	$687,198	$620,780	$494,682	$439,481

Common shares outstanding	31,336,791	31,003,028	31,382,503	30,289,917	26,901,801	26,745,529

Tangible book value per common share	$26.17	$23.32	$21.90	$20.49	$18.39	$16.43
CAGR	9.76%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)
(Dollars in thousands, except per share data)

Core Earnings - Customers Bank Business Banking Segment											Twelve Months Ended December 31,

	Q4 2019		Q3 2019		Q2 2019		Q1 2019		Q4 2018		2019		2018
(dollars in thousands except per share data)	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share
GAAP net income to common shareholders	$22,218	$0.70	$22,767	$0.72	$12,778	$0.40	$11,988	$0.38	$17,521	$0.55	$69,751	$2.20	$70,698	$2.19
Reconciling items (after tax):
Severance expense	—	—	—	—	359	0.01	—	—	1,421	0.04	359	0.01	1,421	0.04
Loss upon acquisition of interest-only GNMA securities	—	—	—	—	5,682	0.18	—	—	—	—	5,682	0.18	—	—
Losses on sale of multi-family loans	—	—	—	—	—	—	—	—	868	0.03	—	—	868	0.03
Legal reserves	—	—	760	0.02	—	—	—	—	—	—	760	0.02	—	—
(Gains) losses on investment securities	(310)	(0.01)	(1,947)	(0.06)	347	0.01	(2)	—	101	—	(1,912)	(0.06)	15,646	0.49
Losses on sale of non-QM residential mortgage loans	595	0.02	—	—	—	—	—	—	—	—	595	0.02	—	—
Core earnings	$22,503	$0.71	$21,580	$0.68	$19,166	$0.61	$11,986	$0.38	$19,911	$0.62	$75,235	$2.38	$88,633	$2.75

Core Earnings (Loss) - BankMobile Segment											Twelve Months Ended December 31,
	Q4 2019		Q3 2019		Q2 2019		Q1 2019		Q4 2018		2019		2018
(dollars in thousands except per share data)	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share
GAAP net loss to common shareholders	$1,693	$0.05	$684	$0.02	$(7,097)	$(0.22)	$(163)	$(0.01)	$(3,274)	$(0.10)	$(4,883)	$(0.15)	$(13,462)	$(0.42)
Reconciling items (after tax):
Severance expense	—	—	—	—	13	—	—	—	—	—	13	—	—	—
Legal reserves	—	—	760	0.02	—	—	—	—	—	—	760	0.02	—	—
Merger and acquisition related expenses	76	—	—	—	—	—	—	—	355	0.01	76	—	3,312	0.10
Core loss	$1,769	$0.06	$1,444	$0.05	$(7,084)	$(0.22)	$(163)	$(0.01)	$(2,919)	$(0.09)	$(4,034)	$(0.13)	$(10,150)	$(0.31)